UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 14, 2018

TENNANT COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 14, 2018, the Compensation Committee (the “Committee”) of the Board of Directors of Tennant Company (the “Company”) adopted the Cash Incentive Plan under which executive officers and other members of the management team of the Company may receive cash incentive awards (the “Cash Incentive Plan”). The Cash Incentive Plan is intended to replace the Company’s 2014 Short-Term Incentive Plan (the “2014 STIP”) with respect to cash incentive awards made on or after January 2, 2019. The Cash Incentive Plan is substantially similar to the 2014 STIP, except that it removes certain references and requirements previously applicable to qualified performance-based compensation under Section 162(m) of the Internal Revenue Code following the repeal of the Section 162(m) exemption under the Tax Cuts and Jobs Act of 2017. The Cash Incentive Plan also provides that cash incentive awards may be made with respect to a performance that is longer or shorter than one fiscal year. The foregoing description is qualified in its entirety by reference to the full text of the Cash Incentive Plan, which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is filed herewith:

          10.1           Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: August 20, 2018	By:	/s/ Thomas Paulson
Thomas Paulson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Cash Incentive Plan.